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                                                                      EXHIBIT 23

                        CONSENT OF DELOITTE & TOUCHE LLP

Globalstar Telecommunications Limited:

     We consent to the incorporation by reference in Registration Statement Nos. 333-6477, 333-22063, and 333-25457 on Form S-3 and 333-29447 on Form S-8 of
Globalstar Telecommunications Limited of our reports dated March 6, 1998, on the financial statements of Globalstar Telecommunications Limited and the consolidated financial statements of Globalstar, L.P. appearing in this Annual Report on Form 10-K of Globalstar Telecommunications Limited and Globalstar, L.P. for the year ended December 31, 1997.

DELOITTE & TOUCHE LLP

San Jose, California
March 27, 1998